Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-238850, 333-231584, 333-223669) and Form S-8 (Nos. 333-234598, 333-228830, 333-228828) of 9 Meters Biopharma, Inc. of our report dated June 12, 2020 relating to the financial statements of RDD Pharma Ltd., which appears in this Current Report on Form 8-K.

Tel-Aviv, Israel June 12, 2020	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,
P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il